COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
    DREYFUS GLOBAL GROWTH, L.P. AND THE MORGAN STANLEY
    CAPITAL INTERNATIONAL WORLD INDEX


     EXHIBIT A:
     ______________________________________________________
    |            |                    |  MORGAN STANLEY   |
    |            |                    |      CAPITAL      |
    |   PERIOD   |    DREYFUS GLOBAL  |   INTERNATIONAL   |
    |            |     GROWTH, L.P.   |    WORLD INDEX*   |
    |------------| -------------------|-------------------|
    |  4/10/87   |             10,000 |            10,000 |
    |  12/31/87  |             13,308 |             9,483 |
    |  12/31/88  |             15,369 |            11,692 |
    |  12/31/89  |             18,600 |            13,634 |
    |  12/31/90  |             19,677 |            11,313 |
    |  12/31/91  |             23,123 |            13,381 |
    |  12/31/92  |             22,492 |            12,681 |
    |  12/31/93  |             27,431 |            15,535 |
    |  12/31/94  |             25,377 |            16,325 |
    |  12/31/95  |             28,438 |            19,708 |
    |------------|--------------------|-------------------|

     *Source: Lipper Analytical Services, Inc.